EXHIBIT 99.1

FOR RELEASE July 9, 2013

SOURCE: Uni-Pixel, Inc.

UniPixel Class Action Complaint Voluntarily Dismissed in Southern District of New York

THE WOODLANDS, Texas — July 9, 2013 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, and lighting and display markets, has received notice of the voluntary dismissal of a class action complaint that was filed on June 5, 2013 in the Southern District of New York by Marco Meneghetti individually and on behalf of all others similarly situated.

Plaintiff Marco Meneghetti, pursuant to Fed. R. Civ. P. 41(a)(1)(A)(i) of the Federal Rules of Civil Procedure, has given notice of the dismissal of the defendants (comprised of UniPixel and its CEO, CFO and chairman) from this proposed class action without prejudice. The plaintiff has moved that an order be entered granting approval of the voluntary dismissal of the defendants without prejudice and without notice in accordance with the provisions of Fed. R. Civ. P. 23(e).

This complaint was one of two purported class action complaints filed against UniPixel and its CEO, CFO and chairman that the company reported in a legal update issued on June 19, 2013. The second complaint was filed with the United States District Court, Southern District of Texas. Both complaints alleged the company and its officers and directors violated the federal securities laws, specifically Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, by making purportedly false and misleading statements concerning its licensing agreements and product development. The complaints sought unspecified damages on behalf of a purported class of purchasers of its common stock during the period from December 7, 2012 to May 31, 2013.

Similar to the dismissed complaint filed in New York, UniPixel believes the complaint filed in Texas is without merit and it will vigorously defend against it.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com